EXHIBIT 99.1
BRAEMAR HOTELS & RESORTS
Second Quarter 2025 Conference Call
August 1, 2025
10 a.m. CT

Introductory Comments – Deric Eubanks
Good morning and welcome to today’s call to review results for Braemar Hotels & Resorts for the second quarter of 2025 and to update you on recent developments. On the call today will also be: Richard Stockton, President and Chief Executive Officer and Chris Nixon, Executive Vice President and Head of Asset Management. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday in a press release.
At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Such forward-looking statements are subject to numerous assumptions, uncertainties and known or unknown risks, which could cause actual results to differ materially from those anticipated. These factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them. Statements made during this call do not constitute an offer to sell or a solicitation of an offer to buy any securities. Securities will be offered only by means of a registration statement and prospectus which can be found at www.sec.gov.
In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on July 31, 2025 and may also be accessed through the Company’s website at www.bhrreit.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release. Also, unless otherwise stated, all reported results discussed in this call compare the second quarter ended June 30, 2025 with the second quarter ended June 30, 2024.
I will now turn the call over to Richard Stockton. Please go ahead Richard.
Introduction – Richard Stockton
Good morning, and welcome to our second quarter earnings conference call. I will begin today’s call by providing an overview of our recent results and our strategic priorities for the second half of 2025. Then, Deric will provide a review of our financial results, and Chris will provide an update on our asset management activity. Afterwards, we will open the call for Q&A.
We have a few key themes for today’s call:
1.First, I’m excited to report that our portfolio achieved 1.5% growth in comparable RevPAR in the second quarter and total comparable hotel EBITDA growth of 3.7% on slightly stronger margins. Importantly, we experienced revenue and EBITDA growth in both our urban and resort hotel segments,

2.Second, from a liquidity perspective, we remain very well positioned having addressed our final 2025 debt maturity earlier this year and agreeing to sell the Marriott Seattle Waterfront, and
3.Third, despite having significant renovations in process at three of our hotels, as we look forward our booking pace continues to be strong.
Turning to our second quarter results, our portfolio delivered solid results with Comparable RevPAR of $318, reflecting an increase of 1.5% over the prior year quarter. This marks our third consecutive quarter of RevPAR growth, which I believe reflects an important inflection point in our performance. Additionally, Comparable Total Hotel Revenue increased by 3.3% over the prior year period, and Comparable Hotel EBITDA was $47.8 million, which reflected a 3.7% increase over the prior year quarter.
Nine of our fifteen hotels are considered resort destinations, and our luxury resort portfolio continues to return to a more normalized growth trajectory delivering a strong second quarter performance. Our resort portfolio reported Comparable RevPAR of $464, a 1.6% increase over the prior year period, and combined Comparable Hotel EBITDA of $25.7 million, a 6.9% increase over the prior year period. The brightest spots within our resort portfolio included the Ritz-Carlton Lake Tahoe with approximately 39% growth in total revenue and the Ritz-Carlton Reserve Dorado Beach with approximately 14% growth in total revenue.
We’re also pleased by the continued steady performance of our urban hotels, which delivered Comparable RevPAR growth of 0.5% during the second quarter. As the citywide conference calendar continues to improve, the Clancy in San Francisco achieved total revenue growth of 14% in the quarter.
We believe our portfolio is well-positioned to outperform and our booking pace continues to be strong. Our group pace for 2025 is up 8.6% and 2026 shows continued growth at 3.6%. Chris will discuss these trends in more detail.
As a reminder, on the capital markets front, in March of this year we closed on a refinancing across five hotels at a very competitive spread. Importantly, this financing addressed our only remaining final debt maturity for 2025.
Also, during the quarter, we restructured the 415-room Sofitel Chicago Magnificent Mile as a franchise. Under this new agreement, the hotel will continue to operate under the Sofitel Chicago Magnificent Mile brand while day-to-day management has been assumed by Remington Hospitality. Looking ahead, we expect a meaningful uplift in the value of the property due to the Sofitel brand remaining on the hotel and the management agreement with Remington being terminable on sale.
Subsequent to quarter end, we signed a definitive agreement to sell the 369-room Marriott Seattle Waterfront for $145 million, or $393,000 per key. Including anticipated capital expenditures of $7 million, the sale price represents an 8.1% capitalization rate on net operating income for the trailing 12 months ended May 31, 2025. The transaction aligns nicely with our strategic objective to deleverage the portfolio while sharpening our focus on the luxury hotel sector. Closing is expected in the next few weeks, subject to customary conditions.
I’m also pleased to report that to date, we have redeemed approximately $107 million of our non-traded preferred stock, which represents approximately 23% of the original capital raise. We expect to continue to redeem these shares as we seek to deleverage our platform and improve our cash flow per share.
I will now turn the call over to Deric to take you through our financials in more detail.
Financial Review – Deric Eubanks
Thanks, Richard.
For the quarter, we reported a net loss attributable to common stockholders of $(16.0) million or $(0.24) per diluted share and AFFO per diluted share of $0.09.
Adjusted EBITDAre for the quarter was $38.9 million.
At quarter end, we had total assets of $2.1 billion. We had $1.2 billion of loans, of which $27.7 million related to our joint venture partner’s share of the loan on the Capital Hilton. Our total combined loans had a blended average interest rate of 7.1% taking into account in-the-money interest rate caps. Based on the current level of SOFR and our corresponding interest rate caps, approximately 22% of our debt is effectively fixed and approximately 78% is effectively floating. As of the end of the second quarter, we had approximately 44.2% net debt to gross assets.
We ended the quarter with cash and cash equivalents of $80.2 million, plus restricted cash of $55.5 million. The vast majority of that restricted cash is comprised of lender and manager-held reserve accounts. At the end of the quarter, we also had $24.2 million in due from third-party hotel managers. This primarily represents cash held by one of our brand managers, which is also available to fund hotel operating costs.
With regard to dividends, we again announced a quarterly common stock dividend of $0.05 per share or $0.20 per diluted share on an annualized basis. This equates to an annual yield of approximately 9.1% based on yesterday’s stock price. Our Board of Directors will continue to review the Company’s dividend policy on a quarter-to-quarter basis.
As of June 30, 2025, our portfolio consisted of 15 hotels with 3,667 net rooms.
Our share count currently stands at 73.6 million fully diluted shares outstanding, which is comprised of 68.2 million shares of common stock and 5.4 million OP units.
This concludes our financial review. I’d now like to turn it over to Chris to discuss our asset management activities for the quarter.
Asset Management – Chris Nixon
Thank you, Deric.
We are pleased to report another strong quarter of performance across our portfolio. During the second quarter, Comparable Hotel RevPAR reached $318, representing a 1.5% increase compared to the prior year period. Comparable Hotel EBITDA increased 3.7% during the second quarter over the prior year period, supported by a combination of healthy demand trends, disciplined cost controls, and continued execution of our strategic initiatives. Our Resort properties led portfolio performance, with Comparable Hotel EBITDA increasing 6.9% during the second quarter compared to the prior year period. Ancillary guest spending remained a key contributor to topline growth across the portfolio, with food and beverage revenue increasing 6.6% during the second quarter compared to the prior year period. In addition to high-margin revenue initiatives, our team maintained a strong focus on expense management, delivering improvements across multiple operational areas. As a result, during the second quarter, Comparable Hotel EBITDA margin improved by 11 basis points compared to the prior year quarter. We achieved this performance despite temporary headwinds from two properties currently undergoing renovations—Park Hyatt Beaver Creek and Hotel Yountville—which muted results to some extent. Notably, Comparable Hotel EBITDA growth during the second quarter for the remainder of the portfolio, excluding these properties, was 6.3% compared to the prior year quarter. This performance underscores the underlying strength of our assets. We continue to see strong operating performance across the portfolio and believe we are well positioned to deliver outperformance in the periods ahead.
Group performance remained strong during the second quarter, with Group revenue finishing 2.3% above the prior year period. In-the-quarter bookings for in-the-quarter stays were particularly strong. We entered the quarter down 1.5% in Group revenue and finished up 2.3%. This strong recovery reflects the efforts of our property sales teams to drive short-term conversion. As we look ahead, Group revenue pace is strong. For the third quarter, our portfolio is currently up 8.8% in group pace revenue compared to the prior year quarter. For the full year, Group revenue is also pacing ahead by 8.6% compared to the prior year. Notably, Four Seasons Scottsdale and The Ritz-Carlton Sarasota are pacing ahead for full-year 2025 by 20.3% and 26.9%, compared to the prior year, respectively. At The Ritz-Carlton Lake Tahoe, full-year Group revenue pace is ahead by 44.0% over the prior year. Group catering pace at the property is also up over 100%, contributing to high-margin ancillary revenue. The continued strength in group demand across the portfolio bolsters our confidence in our trajectory and underscores the broader progress we are achieving through our strategic revenue and operational initiatives.
Our Resort properties continue to serve as important drivers of financial growth within the portfolio. A standout example this quarter was the strong performance at The Ritz-Carlton Dorado Beach which led the Resort segment results during the second quarter. The property delivered an impressive 17.6% increase in RevPAR compared to the prior year period. This outperformance was driven by a proactive strategy to supplement healthy transient demand with incremental group business. Notably, Group revenue increased 98.7%, while Transient revenue increased 5.8% during the second quarter compared to the prior year period. This performance reflects the strength of the property's balanced demand mix. Our team remains focused on initiatives aimed at elevating rate and maximizing performance across all revenue streams. A key area of emphasis has been optimizing the property’s residential rental program, which generated a 15% increase in residence revenue during the second quarter compared to the prior year period. Since acquisition, the team has executed a comprehensive operational plan—streamlining the sign-up process, removing barriers for prospective owners, and successfully onboarding the asset to the Marriott Homes & Villas platform.
I would like to provide a brief update on our 415-room Sofitel Chicago Magnificent Mile. Following its recent transition from brand-managed to a franchised property in the second quarter, the hotel delivered strong performance. Total Hotel Revenue increased 2.4% during the second quarter compared to the prior year period, driven by a 2.0% increase in rooms revenue and an impressive 7% increase in food and beverage revenue. The transition to Remington is already producing meaningful results, underscoring their strong operational alignment with our ownership strategy and their proven ability to drive performance across our portfolio. We anticipate continued upside as their full takeover strategy is implemented in the coming quarters.

Moving on to capital expenditures. During the second quarter of 2025, we made continued progress on key renovation and value-enhancing projects across the portfolio. At Hotel Yountville, we advanced the guestroom renovation aimed at further elevating its luxury positioning in the heart of Napa Valley. Completion is expected later this year. We also commenced a full guestroom renovation at Park Hyatt Beaver Creek, while at Four Seasons Scottsdale, we began converting underutilized space into a café and gelato shop—an initiative designed to enhance the guest experience and generate new revenue streams. In addition, construction began on five luxury beachside cabanas at The Ritz-Carlton St. Thomas, which will further elevate the beachfront offering and drive incremental revenue. Looking ahead, we plan to complete the renovation of Cameo Beverly Hills as part of its strategic repositioning into Hilton’s LXR luxury portfolio. Later this year, we will also initiate multiple enhancements at The Ritz-Carlton Reserve Dorado Beach, including additional beachside cabanas, and the activation of a new event lawn—each aligned with our goal of enhancing experiential amenities to drive additional revenue. Our recently completed ROI-focused projects are already producing strong results. At The Ritz-Carlton Lake Tahoe, we transformed approximately 3,000 square feet of previously back-of-house space into revenue-generating public areas. Enhancements such as cabanas, fire pits, and swing suites have collectively generated approximately $300,000 in NOI through the second quarter of 2025—each significantly outperforming initial underwriting expectations. These results underscore our disciplined capital deployment strategy and our continued focus on long-term value creation through portfolio quality, brand alignment, and thoughtful reinvestment. For full-year 2025, we continue to expect capital expenditures to total between $75 and $95 million.
In summary, we are pleased with our solid performance this year. We continue to see the benefits of various operating initiatives focused on productivity and cost efficiencies. Our Group business also continues to demonstrate solid growth, supported by strong demand across multiple key markets. Our momentum reflects the strength and resilience of our high-quality portfolio, as well as the strategic positioning we have built over time. We are excited about the opportunities ahead and look forward to sharing further updates on our progress throughout the back half of 2025.
I will now turn the call back over to Richard for final remarks.
Richard Stockton
Thank you, Chris.
In summary, I’d like to reiterate that we continue to be pleased with the performance of our hotels, in particular the return to normalized growth for our resort assets and continued steady performance of our urban properties. We also remain well positioned with a solid balance sheet and promising outlook. We look forward to updating you on our progress in the quarters ahead.
This concludes our prepared remarks, and we will now open the call for Q&A. Thank you.
<Q&A>
Richard Stockton
Thank you for joining us on our second quarter earnings call and we look forward to speaking with you again next quarter.
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